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 AmerUs Life Holdings, Inc.
 Exhibit 11 - Statement Re: Computation of Earnings Per Share

                                                            Three Months Ended
                                                              March 31, 1999
                                            --------------------------------------------------
                                            Net Income      Number of Shares  Per Share Amount
                                            --------------------------------------------------
                                              (in thousands, except per share amounts)

 Basic EPS
       Net Income                              $ 16,957          30,432,955            $ 0.56

 Effect of dilutive securities
       Options                                        -              36,718                 -
       Warrants                                       -                   -                 -
       Stock appreciation rights                      -                   -                 -

                                               ==============================================
 Diluted EPS                                   $ 16,957          30,469,673            $ 0.56
                                               ==============================================


                                                              Three Months Ended
                                                                March 31, 1998
                                            --------------------------------------------------
                                            Net Income      Number of Shares  Per Share Amount
                                            --------------------------------------------------
                                              (in thousands, except per share amounts)

 Basic EPS
       Net Income                              $ 21,757              34,735            $ 0.63

 Effect of dilutive securities
       Options                                        -                  65             (0.01)
       Warrants                                       -                  31                 -
       Stock appreciation rights                      -                   -                 -

                                               ==============================================
 Diluted EPS                                   $ 21,757              34,831            $ 0.62
                                               ==============================================